United States
Securities and Exchange Commission
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
February 22, 2010

Duckwall-ALCO Stores, Inc.
(Exact name of registrant as specified in charter)

Kansas	0-20269	48-0201080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Cottage, Abilene, Kansas 67410-2832
(Address of principal executive offices)

(785) 263-3350
(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

           On February 22, 2010, Duckwall-ALCO Stores, Inc. (the “Company”) announced that, effective as of February 15, 2010, Richard E. Wilson has been appointed as President and Chief Executive Officer of the Company, and Lawrence J. Zigerelli, who served as President and Chief Executive Officer since July 1, 2008 has resigned.

From December, 2007 until he joined the Company, Mr. Wilson, age 48, served as Principal of Corporate Alliance Group, a management consulting company specializing in marketing, product development, planning, strategy and brand management for the retail and wholesale trade.  Prior to forming Corporate Alliance Group, Mr. Wilson was Senior Vice President, General Merchandise, for BJ’s Wholesale Club from May, 2005 to February, 2007, where he was responsible for a $2 billion business including merchandising, marketing, private brand development, global sourcing and club presentation.  From August, 2003 to April, 2005, Mr. Wilson was Senior Vice President, Home Furnishings for the Macy’s division of Federated Department Stores, Inc., the parent company of department stores such as Macy’s and Bloomingdales.  Mr. Wilson has also previously served as an executive with the Filene’s division of May Department Stores.

In connection with Mr. Wilson’s appointment as President and Chief Executive Officer, the Company has entered into an Employment Agreement with Mr. Wilson (the “Wilson Employment Agreement”).  The Wilson Employment Agreement is dated February 15, 2010, and provides for the following terms, among others.

•	Term: Mr. Wilson’s employment will begin on February 15, 2010 and will be “at will” with no specific term.

•	Salary: Mr. Wilson’s annual base salary will be $450,000.

•
Annual Bonus:  The Wilson Employment Agreement provides for a performance-based bonus for each bonus period during Mr. Wilson’s employment, with the first period commencing on February 15, 2010 and ending at the end of the fiscal year, and with each subsequent period commencing on the start of each fiscal year subsequent to the first bonus period and ending at the end of such fiscal year.  Pursuant to the terms of the Wilson Employment Agreement, Mr. Wilson has the potential to earn a bonus ranging from no bonus up to 150% of his annual base salary depending on the Company’s performance against return on equity goals for the applicable bonus period.

•
Equity:  Pursuant to a separate Stock Option Agreement discussed below, Mr. Wilson will receive 100,000 options to purchase shares of common stock of the Company (“Common Stock”) granted at the closing sale price of the Common Stock on the Nasdaq Global Market, as of 4:00 p.m., EDT on February 22, 2010, vesting 25% each year beginning on the first anniversary of the grant date, subject to the provisions of the Company’s 2003 Incentive Stock Option Plan (the “ISO Plan”) and Mr. Wilson’s option award agreement under the ISO Plan.

•
Severance for Termination without “Cause” or Resignation with “Good Reason”:  Upon involuntary termination or termination with Good Reason and subject to release of claims, Mr. Wilson will receive (i) twelve months salary paid over time, (ii) provided that his employment is terminated more than six months after the commencement of the applicable bonus period, a pro-rated bonus in the year of termination if earned.

•	Other Terms: Mr. Wilson is to receive benefits, including relocation and other reimbursements associated with commencement of employment.

•	Covenants: The Wilson Employment Agreement includes covenants regarding confidentiality, non-disparagement, and twelve-month non-solicitation and non-competition following termination of employment.

A copy of the Wilson Employment Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.  The foregoing description is qualified in its entirety by reference to the full text of the exhibit.

Also in connection with Mr. Wilson’s appointment as President and Chief Executive Officer, the Company has entered into an Incentive Stock Option Agreement with Mr. Wilson. The Incentive Stock Option Agreement allows Mr. Wilson to participate in the Company's ISO Plan.   Under the terms of this Agreement Mr. Wilson is granted the right to buy 100,000 shares of the Company at a price equal to $14.34.  The Grant Date of the options is February 22, 2010. The aforementioned options vest in four equal annual installments beginning February 22, 2011.  The options shall be expire five years from the Grant Date.

A copy of Mr. Wilson’s Incentive Stock Option Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.  The foregoing description is qualified in its entirety by reference to the full text of the exhibit.

Item 7.01.  Regulation FD Disclosure.

On February 22, 2010, the Company issued a press release attached as Exhibit 99.1, incorporated into this Item 7.01 by reference, announcing the appointment of Mr. Wilson as President and Chief Executive Officer of the Company and the departure of Mr. Zigerelli.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits.

Exhibit
Number                      Description

10.1	Employment Agreement, dated February 15, 2010, between Duckwall-ALCO Stores, Inc. and Richard E. Wilson

10.2	Incentive Stock Option Agreement, dated to be effective February 22, 2010, between Duckwall-ALCO Stores, Inc. and Richard E. Wilson

99.1	Press Release dated February 22, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2010	DUCKWALL-ALCO STORES, INC. By: /s/ Donny Johnson Donny Johnson Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number                      Description

10.1	Employment Agreement, dated February 15, 2010, between Duckwall-ALCO Stores, Inc. and Richard E. Wilson

10.2	Incentive Stock Option Agreement, dated to be effective February 22, 2010, between Duckwall-ALCO Stores, Inc. and Richard E. Wilson

99.1	Press Release dated February 22, 2010